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                                                                      EXHIBIT 21


                         SUBSIDIARIES AND AFFILIATES




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                                                                               JURISDICTION OF
                                 OWNED BY AND                                   INCORPORATION/
       NAME                     PERCENTAGE OWNED                                ORGANIZATION
       ----                     ----------------                               --------------
SUBSIDIARIES

LDM Technologies S. de R.L.     LDM Holding Mexico, Inc. (1%)                   Mexican corporation
                                and LDM Technologies, Inc.
                                (99%)

GL Industries of Indiana, Inc., LDM Technologies, Inc. (75%)                    Indiana corporation
d/b/a Como Products

LDM Holdings, L.L.C.            LDM Holding Canada, Inc.                        Michigan limited
                                (33%) and LDM Technologies,                     liability company
                                Inc. (67%)

LDM Canada Limited Partnership  LDM Holdings, L.L.C. (3%) and                   Michigan limited
                                LDM Technologies, Inc. (97%)                    partnership

LDM Technologies Company        LDM Canada Limited Partnership                  Nova Scotia unlimited
                                (99%) and LDM Holding Canada,                   liability company
                                Inc. (1%)

AFFILIATES

LDM Holding Mexico, Inc.        Owned 50% each by Richard                        Michigan corporation
                                Nash and Joe Balous

LDM Holding Canada, Inc.        Owned 50% each by Richard                        Michigan corporation
                                Nash and Joe Balous


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